As filed with the Securities and Exchange Commission on June 19, 2019	Registration No. 333-230799

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

ITAMAR MEDICAL LTD.

(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

9 Halamish Street

Caesarea 3088900, Israel

(Address of Principal Executive Offices; Zip Code)

_______________

2007 Israeli Share Option Plan

2007 Equity Incentive Plan

Israeli Equity Incentive Plan 2016

2016 U.S. Equity Incentive Plan

(Full Title of the Plan)

_______________

Gilad Glick

Acting President

Itamar Medical, Inc.

3290 Cumberland Club Drive

Atlanta, GA 30339

(Name and Address of Agent for Service)

1-888-748-2627

(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Shy Basson, CFO
Itamar Medical Ltd., 9 Halamish Street, Caesarea 3088900, Israel
Tel: +972-4-6177000
Fax: +972-4-6275598

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-230799) (the “Original Filing”) of Itamar Medical Ltd. (the “Registrant”, “we” or “Itamar”) is being filed by the Registrant in order to (i) add Item 9 below that was inadvertently omitted from the Original Filing and (ii) add in Item 3 a Form 6-K that was submitted by the Registrant to the SEC on May 21, 2019, following the date of the Original Filing. As such, this Amendment No. 1 consists of a cover page, this explanatory note, Items 3 and 9 below and the signature page.

Other than as expressly set forth above, this Amendment No. 1 does not, and does not purport to, amend, update or restate the information in any other item of the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Itamar hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the Commission on April 10, 2019;

(b)	(i) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the documents referred to in clause (a) above and (ii) the IFRS financial statements included in the press release attached as Exhibit 99.1 to the Form 6-K submitted by the Registrant to the SEC on May 21, 2019; and

(c)	the description of our ADSs, ADRs and our Ordinary Shares contained in our Registration Statement on Form 20-F (File No. 001-38775) filed with the Commission on December 31, 2018, as amended by Form 20-F/A (File No. 001-38775) filed with the Commission on January 30, 2019, and as further amended by Form 20-F/A (File No. 001-38775) filed with the Commission on February 13, 2019, and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caesarea, Israel, on the 19th day of June, 2019.

ITAMAR MEDICAL LTD.

By:	/s/ Shy Basson
Name:	Shy Basson
Title:	Chief Financial Officer

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.